EXHIBIT 10.10

SUBORDINATED SECURITY AGREEMENT

This Subordinated Security Agreement (the “Agreement”) is given as of May 9 2008 from BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company (the “Borrower”), to REG VENTURES, LLC, an Iowa limited liability company (“REG”).

Preliminary Statement.  The Borrower and REG have entered into, or contemporaneously herewith are entering into, a certain Subordinated Loan Agreement dated on or about the date hereof (as amended or otherwise modified from time to time, the “Loan Agreement”) pursuant to which, and subject to the terms and conditions thereof, REG has agreed to extend credit to or for the benefit of the Borrower.  Capitalized terms used and not defined herein shall have the meanings given to them in the Loan Agreement.  The Borrower now desires to grant to REG a subordinated security interest in all present and future personal property of the Borrower as security for all present and future obligations of the Borrower to REG.  The security interest granted hereby is subordinate to the security interest of Borrower granted to Fifth Third Bank under that certain Loan Agreement dated May 9, 2008 between Fifth Third Bank and Biofuels Company of America, LLC, and to any working capital loan facility of Borrower, but only to the extent that such working capital loan facility is secured by current assets of the Borrower. Notwithstanding anything in the Subordinated Loan Documents to the contrary, payment and performance under the Subordinated Loan Documents is subject and subordinate to the terms, conditions and restrictions set forth in the Senior Loan Documents with Fifth Third Bank and/or any Replacement Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and REG agree as follows:

l.  Grant of Security Interest. The Borrower hereby grants to REG a subordinated security interest in all assets and personal property of the Borrower, including but not limited to all the Borrower’s right, title and interest in and to the following property, wherever located, whether such property or interest therein is now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

(a)                                 all accounts, accounts receivable, payment intangibles, lease payments, rental payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental or other disposition by Borrower have given rise to accounts and have been returned to or repossessed or stopped in transit by Borrower;

(b)                                all inventory of Borrower, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Borrower’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;

(c)                                 all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Borrower at any time has an interest, whether now or at any time or times hereafter issued to Borrower or REG by any person or entity, and whether covering any portion of Borrower’s inventory or otherwise;

(d)                                all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;

(e)                                 all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;

(f)                                   all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements, except to the extent that Borrower is prohibited from granting a security interest in any of the foregoing under the applicable license or agreement giving rise to Borrower’s rights in same;

(g)                                all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;

(h)                                all deposit accounts and certificates of deposit and all interest or dividends thereon;

(i)                                    all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;

(j)                                    all commercial tort claims (REG acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to Borrower’s compliance with Section 3(c));

(k)                                 all supporting obligations;

(l)                                    all letter of credit rights;

(m)                              all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;

(n)                                all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

(o)                                all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and/or (n) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than the sale or lease of inventory in the ordinary course of business (which does not include any sale, lease or other transfer of inventory in partial or total satisfaction of any Indebtedness)), or the disposition of obsolete Collateral in the ordinary course of business, and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and/or (n) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items.

2.  Security for Obligations.  This Agreement secures the payment and performance of all obligations of the Borrower to REG under (i) the Loan Agreement and the other Loan Documents, and (ii) any other obligation of the Borrower to REG whether monetary, nonmonetary, direct, indirect, acquired, joint, several, joint and several, liquidated, unliquidated, contractual, noncontractual, existing, future, contingent or otherwise, and any replacements, renewals, extensions and other modifications of any of the above, together with any interest, fees, expenses and other charges thereon, and any amounts expended by or on behalf of REG for the protection and preservation of the security interest granted herein by the Borrower to REG (collectively, the “Obligations”).

3.  Further Assurances.

(a)  The Borrower agrees that from time to time, at the sole expense of the Borrower, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that REG may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable REG to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower shall:  (i) if any receivable shall be evidenced by a promissory note or other instrument, deliver and pledge to REG such note or instrument, duly endorsed with recourse by the Borrower, and accompanied by duly executed instruments of transfer or assignment, all in form and content satisfactory to REG; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as REG may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b)  The Borrower hereby authorizes REG, following the filing by Fifth Third Bank, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of the Borrower. A copy of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

(c)  The Borrower will furnish to REG from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as REG may reasonably request from time to time, all in reasonable detail.

(d)  The Borrower agrees that if Borrower shall at any time hold or acquire a commercial tort claim, Borrower will promptly notify REG in a writing signed by Borrower of the brief details thereof and grant to REG in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to REG.

(e)  The Borrower’s (i) chief executive office and all Collateral locations are as provided in Schedule 3(e) of this Security Agreement; (ii) State of Organization is Delaware and (iii) exact legal name is Blackhawk Biofuels, LLC.

4.  REG’s Duties.  The powers conferred on REG hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Unless otherwise required by law or as agreed to in writing between the Borrower and REG, REG shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

5.  Borrower Remains Liable.

(a) Notwithstanding anything herein to the contrary, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by REG of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) REG shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall REG be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b) This Agreement and any and all security interests created or evidenced hereby and all Obligations will continue to be effective or be reinstated, as the case may be, as though payment had not been made, if at any time any amount received by REG in respect of the Obligations is rescinded or must otherwise be restored or returned by REG, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower, any substantial part of its assets, or otherwise.

6.  Remedies.  If any Event of Default shall have occurred and be continuing:

(a)  REG shall have the right to take immediate possession of the Collateral, and (i) to require the Borrower to assemble the Collateral, at the Borrower’s expense, and make it available to REG at a place designated by REG which is reasonably convenient to both parties, and (ii) to enter any of the premises of the Borrower or wherever any of the Collateral shall be located, and to keep and store the same on such premises until sold or otherwise realized upon (and if such premises are the property of the Borrower, the Borrower agrees not to charge REG for storage thereof).

(b)  REG shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, all as REG, in its sole discretion, may deem advisable.  The Borrower agrees that ten (10) days written notice to the Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as REG may designate in such notice.  REG shall have the right to conduct such sales on Borrower’s premises, without charge therefor.  All public or private sales may be adjourned from time to time in accordance with applicable law.  REG shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and REG may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. REG may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale or disposition of the Collateral.

(c)  REG may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the Loan Agreement or under the other Loan Documents, all the rights and remedies of a secured party on default under the Uniform Commercial Code or otherwise available at law or in equity.

7.  Indemnity and Expenses.

(a)  The Borrower agrees to indemnify REG from and against any and all claims, losses and liabilities arising out of or relating to REG’s enforcements of its rights and remedies under this Agreement and/or any of the Obligations, which indemnification shall survive the termination of this Security Agreement and the Loan Agreement and payment in full of the obligations.

(b)  The Borrower shall upon demand pay to REG the amount of any and all reasonable expenses, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, which REG may reasonably incur following Borrower’s default in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of REG hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.  All such fees, expenses and disbursements shall be deemed Obligations under the Loan Agreement that are secured by this Agreement.

(c)  Notwithstanding anything to the contrary in paragraphs (a) and (b) of this Section 7, no indemnification of REG or payment of expenses to REG shall be required if the events which would otherwise require such indemnification or payment are primarily attributable to the negligence or intentional misconduct of REG or an affiliate of REG or a failure by REG or an affiliate of REG to operate the Borrower’s plant substantially in accordance with the terms of any management and operational services agreement or similar agreement between Borrower and REG or an affiliate of REG.

8.  Notice.  All notices, requests and demands to or upon a party hereto shall be given in accordance with Section 9.3 of the Loan Agreement.

9.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Iowa without giving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Iowa, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of REG’s lien upon or other interest in such Collateral and the enforcement of REG’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Iowa.

10.  Miscellaneous.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The paragraph and section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Agreement.  This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted.  If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties.  A facsimile or other electronically transmitted signature of the Borrower shall be deemed an original signature.

11. Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO REG, THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH REG ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR REG’S CONDUCT IN RESPECT HERETO.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first above written.

BLACKHAWK BIOFUELS, LLC,
a Delaware limited liability company

By:	/S/ Ronald L. Mapes
Ronald L. Mapes, Chair

SUBORDINATED SECURITY AGREEMENT SIGNATURE PAGE